UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 2, 2024
Date of Report (Date of earliest event reported)
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142		35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description of the amendment to the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) under Item 5.07 below is incorporated by reference in this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 2, 2024, Delek US Holdings, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). A quorum was present at the Annual Meeting. The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1
Election of Ten Directors

Voting results for the election of directors were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Ezra Uzi Yemin	50,095,567	898,787	102,287	6,282,988
Avigal Soreq	50,350,546	643,499	102,596	6,282,988
Christine Benson Schwartzstein	50,579,786	414,847	102,008	6,282,988
William J. Finnerty	49,305,038	1,693,813	97,790	6,282,988
Richard J. Marcogliese	50,277,195	721,905	97,541	6,282,988
Leonardo Moreno	50,538,740	459,805	98,096	6,282,988
Gary M. Sullivan, Jr.	49,345,321	1,652,182	99,138	6,282,988
Vasiliki (Vicky) Sutil	49,485,298	1,509,794	101,549	6,282,988
Laurie Z. Tolson	49,332,462	1,660,001	104,178	6,282,988
Shlomo Zohar	45,326,235	5,664,431	105,975	6,282,988

Accordingly, all ten of the Company’s nominees were elected to serve as directors of the Company until the 2025 Annual Meeting of Stockholders or until their respective successors are appointed, elected and qualified.

Proposal 2
Advisory Resolution on Executive Compensation

The Company’s executive compensation program for our named executive officers, as described in the Proxy Statement, was approved on an advisory, non-binding basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
48,688,926	2,325,160	82,555	6,282,988

Proposal 3
Amendment to the Second Amended and Restated Certificate of Incorporation

Voting results for the approval of the amendment to the Certificate of Incorporation (the “Amendment”) were as follows:

For	Against	Abstain	Broker Non-Votes
43,760,866	7,289,823	45,952	6,282,988

Amendment to the Second Amended and Restated Certificate of Incorporation
On May 2, 2024, the Company filed with the Secretary of State of the State of Delaware the Amendment that, effective upon filing, added certain provisions to incorporate new Delaware law provisions regarding officer exculpation. The added provisions expands the exculpation provision in the Certificate of Incorporation to include any officer who is or was the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer of the Company; any officer who is or was identified in the Company’s public filings with the SEC as one of the most highly compensated executive officers; and any officers who consent to being identified as an officer for purposes of service of process, at any time during the course of conduct alleged in the action or proceeding to be wrongful. The Amendment relating to officers is more limited in scope than the existing director exculpation provision and only permits exculpation of officers for certain direct claims. A copy of the Amendment is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Proposal 4
Ratification of the Appointment of Auditors

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
55,479,468	1,857,944	42,217	0

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

3.1	Amendment to the Company’s Second Amended and Restated Certificate of Incorporation.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2024	DELEK US HOLDINGS, INC.

/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)